EXHIBIT 99.1

Home BancShares, Inc. Tops Earnings Per Share and Revenue for the Fourth Quarter

CONWAY, Ark., Jan. 16, 2020 (GLOBE NEWSWIRE) -- Home BancShares, Inc. (NASDAQ GS: HOMB), parent company of Centennial Bank, released fourth quarter earnings today revealing four consecutive quarters of increased profitability.

Highlights of the Fourth Quarter of 2019:

Metric	Q4 2019	Q3 2019	Q2 2019	Q1 2019	Q4 2018
Net Income	$73.3 million	$72.8 million	$72.2 million	$71.4 million	$71.0 million
Total Revenue (net)	$167.8 million	$167.7 million	$164.1 million	$163.1 million	$163.8 million
ROA	1.94%	1.93%	1.92%	1.92%	1.90%
NIM	4.24%	4.32%	4.28%	4.30%	4.30%
Purchase Accounting Accretion	$9.1 million	$8.5 million	$9.2 million	$9.1 million	$9.4 million
ROE	11.71%	11.84%	12.18%	12.34%	12.05%
ROTCE (non-GAAP)(1)	19.55%	20.04%	21.01%	21.53%	21.08%
Diluted Earnings Per Share	$0.44	$0.44	$0.43	$0.42	$0.41
Non-Performing Assets to Total Assets	0.43%	0.45%	0.51%	0.52%	0.51%
(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

“I am very pleased with our fourth quarter results as well as our performance for all of 2019,” said John Allison, Chairman. “Increasing our profitability during a year of fluctuating interest rates is certainly an accomplishment to be proud of,” continued Allison.

“Our steady increase in two key banking metrics: diluted earnings per share and return on assets, showcase the solid foundation of Home BancShares,” said Tracy French, Centennial Bank President and Chief Executive Officer.

 Operating Highlights

Our net interest margin was 4.24% for the three-month period ended December 31, 2019 compared to 4.32% for the three-month period ended September 30, 2019. The yield on loans was 5.90% and 6.08% for the three months ended December 31, 2019 and September 30, 2019, respectively, as average loans decreased from $10.94 billion to $10.87 billion. Additionally, the rate on interest bearing deposits decreased to 1.21% as of December 31, 2019 from 1.36% as of September 30, 2019, with average balances of $8.82 billion and $8.64 billion, respectively.

From the third quarter of 2019 to the fourth quarter of 2019, we experienced a $468,000 increase in investment premium amortization primarily resulting from increased prepayment speeds on investment securities due to the declining interest rate environment. This increased investment premium amortization negatively impacted the net interest margin for the quarter ended December 31, 2019 by 1.4 basis points.

During the third quarter of 2019, we had several interest income events primarily related to large payoffs.  These events totaled $2.8 million of interest income and increased the net interest margin by 8.4 basis points for the third quarter of 2019. During the fourth quarter of 2019, event interest income was $549,000 which increased the net interest margin by 1.7 basis points.  The lower event interest income from the third quarter of 2019 to the fourth quarter of 2019 resulted in a 6.7 basis point decline for the margin.

For the three months ended December 31, 2019 and September 30, 2019, we recognized $9.1 million and $8.5 million, respectively, in total net accretion for acquired loans and deposits. The $671,000 increase in accretion income increased the net interest margin by 2.0 basis points for the fourth quarter of 2019.

Purchase accounting accretion on acquired loans was $9.1 million and $8.4 million and average purchase accounting loan discounts were $91.9 million and $112.6 million for the three-month periods ended December 31, 2019 and September 30, 2019, respectively. Net amortization of time deposit premiums was $30,000 per quarter and net average remaining CD premiums were $266,000 and $297,000 for the three-month periods ended December 31, 2019 and September 30, 2019, respectively.

Net interest income on a fully taxable equivalent basis decreased $3.1 million, or 2.16%, to $141.1 million for the three-month period ended December 31, 2019, from $144.2 million for the three-month period ended September 30, 2019. This decrease in net interest income for the three-month period ended December 31, 2019 was the result of a $6.9 million decrease in interest income which was partially offset by a $3.8 million decrease in interest expense. The $6.9 million decrease in interest income was primarily the result of a $6.3 million decrease in loan interest income, a $490,000 decrease in investment income and a $119,000 decrease in income on deposits with other banks. The $3.8 million decrease in interest expense was primarily the result of a $2.7 million decrease in interest expense on deposits. This decrease was the result of a $2.2 million decrease in interest expense on savings and interest-bearing transaction accounts and a $534,000 decrease in interest expense on time deposits.

During the fourth quarter of 2019, no provision for loan loss was recorded. The Company continued to see strong asset quality. Non-performing loans to total loans was 0.50% as of December 31, 2019 compared to 0.54% as of September 30, 2019, an improvement of 7.26%. Non-performing assets to total assets improved by 5.63% from 0.45% as of September 30, 2019 to 0.43% as of December 31, 2019. For the fourth quarter of 2019, net charge-offs were $2.2 million compared to net charge-offs of $1.8 million for the third quarter of 2019.

The Company reported $28.0 million of non-interest income for the fourth quarter of 2019, compared to $24.7 million for the third quarter of 2019. The most important components of the fourth quarter non-interest income were $10.6 million from other service charges and fees, $6.8 million from service charges on deposits accounts, $3.8 million from mortgage lending income, $2.5 million from other income and $2.0 million from dividends from FHLB, FRB, FNBB & other equity investments. Non-interest income for the fourth quarter of 2019 includes $861,000 in dividends related to a special dividend from an equity investment.

Non-interest expense for the fourth quarter of 2019 was $71.3 million compared to $67.8 million for the third quarter of 2019. The most important components of the fourth quarter non-interest expense were $38.4 million from salaries and employee benefits, $19.9 million in other expense and $8.7 million in occupancy and equipment expenses. For the fourth quarter of 2019, our efficiency ratio was 41.26%.

Non-interest expense for the fourth quarter of 2019 included $631,000 in other professional fees related to an outsourced special project, and non-interest expense for the third quarter of 2019 included a $2.3 million FDIC small bank assessment credit.

Financial Condition

Total loans receivable were $10.87 billion at December 31, 2019 compared to $11.07 billion at December 31, 2018. Total deposits were $11.28 billion at December 31, 2019 compared to $10.90 billion at December 31, 2018. Total assets were $15.03 billion at December 31, 2019 compared to $15.30 billion at December 31, 2018.

During the fourth quarter 2019, the Company experienced approximately $97.8 million in organic loan growth. Centennial CFG experienced $99.4 million of organic loan growth and had loans of $1.60 billion at December 31, 2019. Our legacy footprint experienced $1.7 million in organic loan decline during the quarter.

Non-performing loans at December 31, 2019 were $17.9 million, $34.7 million, $429,000, $1.8 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $54.8 million. Non-performing assets at December 31, 2019 were $22.9 million, $39.2 million, $463,000, $1.8 million and zero in the Arkansas, Florida, Alabama, Shore Premier Finance and Centennial CFG markets, respectively, for a total of $64.4 million.

The Company’s allowance for loan losses was $102.1 million at December 31, 2019, or 0.94% of total loans, compared to $108.8 million, or 0.98% of total loans, at December 31, 2018. As of December 31, 2019, and December 31, 2018, the Company’s allowance for loan losses was 186.2% and 169.4% of its total non-performing loans, respectively.

Stockholders’ equity was $2.51 billion at December 31, 2019 compared to $2.35 billion at December 31, 2018, an increase of approximately $161.6 million. The increase in stockholders’ equity is primarily associated with the $204.4 million increase in retained earnings and the $30.0 million increase in accumulated other comprehensive income which were partially offset by the repurchase of $84.9 million of our common stock during 2019.  Book value per common share was $15.10 at December 31, 2019 compared to $13.76 at December 31, 2018.  Tangible book value per common share (non-GAAP) was $9.12 at December 31, 2019 compared to $7.90 at December 31, 2018, an increase of 15.4%.

Branches

The Company currently has 77 branches in Arkansas, 78 branches in Florida, 5 branches in Alabama and one branch in New York City.

Conference Call

Management will conduct a conference call to review this information at 1:00 p.m. CT (2:00 ET) on Thursday, January 16, 2020.  We encourage all participants to pre-register for the conference call using the following link:  http://dpregister.com/10137496.  Callers who pre-register will be given dial-in instructions and a unique PIN to gain immediate access to the live call.  Participants may pre-register now, or at any time prior to the call, and will immediately receive simple instructions via email.  The Home BancShares conference call will also be automatically scheduled as an event in your Outlook calendar.

Those without internet access or unable to pre-register may dial in and listen to the live call by calling 1-877-508-9586 and asking for the Home BancShares conference call.  A replay of the call will be available by calling 1-877-344-7529, Passcode: 10137496, which will be available until January 23, 2020 at 10:59 p.m. CT (11:59 p.m. ET).  Internet access to the call will be available live or in recorded version on the Company's website at www.homebancshares.com under “Investor Relations” for 12 months.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures--including net income (earnings), as adjusted; diluted earnings per common share, as adjusted; return on average assets, as adjusted; return on average common equity, as adjusted; return on average tangible common equity; return on average tangible common equity, as adjusted; efficiency ratio, as adjusted, tangible book value per common share and tangible common equity to tangible assets--to provide meaningful supplemental information regarding our performance.  These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant items or transactions.  Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s business. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

General

This release may contain forward-looking statements regarding the Company’s plans, expectations, goals and outlook for the future. Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors could cause actual results to differ materially from those contemplated by the forward-looking statements.  These factors include, but are not limited to, the following:  economic conditions, credit quality, interest rates, loan demand, the ability to successfully integrate new acquisitions, legislative and regulatory changes and risks associated with current and future regulations, technological changes and cybersecurity risks, competition from other financial institutions, changes in the assumptions used in making the forward-looking statements, and other factors described in reports we file with the Securities and Exchange Commission (the “SEC”), including those factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 26, 2019.

Home BancShares, Inc. is a bank holding company, headquartered in Conway, Arkansas. Its wholly-owned subsidiary, Centennial Bank, provides a broad range of commercial and retail banking plus related financial services to businesses, real estate developers, investors, individuals and municipalities. Centennial Bank has branch locations in Arkansas, Florida, South Alabama and New York City. The Company’s common stock is traded through the NASDAQ Global Select Market under the symbol “HOMB.”

FOR MORE INFORMATION CONTACT:

Donna Townsell
Director of Investor Relations
Home BancShares, Inc.
(501) 328-4625

Home BancShares, Inc.
Consolidated End of Period Balance Sheets
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(In thousands)	2019	2019	2019	2019	2018

ASSETS

Cash and due from banks	$168,914	$171,492	$183,745	$141,027	$175,024
Interest-bearing deposits with other banks	321,687	270,804	373,557	421,443	482,915
Cash and cash equivalents	490,601	442,296	557,302	562,470	657,939
Federal funds sold	-	1,650	1,075	1,700	325
Investment securities - available-for-sale	2,083,838	2,087,508	2,053,939	2,013,123	1,785,862
Investment securities - held-to-maturity	-	-	-	-	192,776
Loans receivable	10,869,710	10,771,946	11,053,129	10,978,935	11,071,879
Allowance for loan losses	(102,122)	(104,304)	(106,066)	(106,357)	(108,791)
Loans receivable, net	10,767,588	10,667,642	10,947,063	10,872,578	10,963,088
Bank premises and equipment, net	280,103	277,966	278,821	279,012	233,261
Foreclosed assets held for sale	9,143	8,639	13,734	14,466	13,236
Cash value of life insurance	102,562	102,003	149,708	149,353	148,621
Accrued interest receivable	45,086	47,557	48,992	50,288	48,945
Deferred tax asset, net	44,301	53,436	58,517	64,061	73,275
Goodwill	958,408	958,408	958,408	958,408	958,408
Core deposit and other intangibles	36,572	38,136	39,723	41,310	42,896
Other assets	213,845	216,694	180,293	172,732	183,806
Total assets	$15,032,047	$14,901,935	$15,287,575	$15,179,501	$15,302,438

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Demand and non-interest-bearing	$2,367,091	$2,394,207	$2,575,696	$2,519,175	$2,401,232
Savings and interest-bearing transaction accounts	6,933,964	6,620,616	6,774,162	6,650,181	6,624,407
Time deposits	1,977,328	2,032,547	1,997,458	1,898,096	1,874,139
Total deposits	11,278,383	11,047,370	11,347,316	11,067,452	10,899,778
Federal funds purchased	5,000	50,000	-	-	-
Securities sold under agreements to repurchase	143,727	157,038	142,541	152,239	143,679
FHLB and other borrowed funds	621,439	691,443	899,447	1,105,175	1,472,393
Accrued interest payable and other liabilities	102,410	117,332	107,695	124,172	67,912
Subordinated debentures	369,557	369,363	369,170	368,979	368,790
Total liabilities	12,520,516	12,432,546	12,866,169	12,818,017	12,952,552

Stockholders' equity
Common stock	1,664	1,669	1,675	1,682	1,707
Capital surplus	1,537,091	1,542,858	1,550,999	1,560,994	1,609,810
Retained earnings	956,555	904,980	853,964	803,629	752,184
Accumulated other comprehensive (loss) income	16,221	19,882	14,768	(4,821)	(13,815)
Total stockholders' equity	2,511,531	2,469,389	2,421,406	2,361,484	2,349,886
Total liabilities and stockholders' equity	$15,032,047	$14,901,935	$15,287,575	$15,179,501	$15,302,438

Home BancShares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(In thousands)	2019	2019	2019	2019	2018	2019	2018

Interest income
Loans	$161,211	$167,470	$165,816	$163,848	$163,201	$658,345	$630,596
Investment securities
Taxable	9,707	10,343	10,650	10,706	9,873	41,406	36,833
Tax-exempt	3,260	3,193	3,183	3,379	3,456	13,015	13,257
Deposits - other banks	949	1,068	1,628	1,543	1,241	5,188	4,649
Federal funds sold	5	8	10	11	9	34	33

Total interest income	175,132	182,082	181,287	179,487	177,780	717,988	685,368

Interest expense
Interest on deposits	26,823	29,566	29,709	28,006	25,207	114,104	79,589
Federal funds purchased	33	21	-	-	-	54	1
FHLB borrowed funds	2,686	3,683	4,722	6,118	6,474	17,209	22,354
Securities sold under agreements to repurchase	652	628	630	634	602	2,544	1,822
Subordinated debentures	5,155	5,207	5,239	5,259	5,215	20,860	20,589

Total interest expense	35,349	39,105	40,300	40,017	37,498	154,771	124,355

Net interest income	139,783	142,977	140,987	139,470	140,282	563,217	561,013
Provision for loan losses	-	-	1,325	-	-	1,325	4,322
Net interest income after
provision for loan losses	139,783	142,977	139,662	139,470	140,282	561,892	556,691

Non-interest income
Service charges on deposit accounts	6,778	6,492	6,259	6,401	7,004	25,930	26,851
Other service charges and fees	10,636	8,710	8,177	6,563	7,598	34,086	36,591
Trust fees	390	382	391	403	290	1,566	1,552
Mortgage lending income	3,801	4,610	3,457	2,435	2,554	14,303	12,379
Insurance commissions	551	603	515	609	442	2,278	2,110
Increase in cash value of life insurance	562	714	740	736	737	2,752	2,856
Dividends from FHLB, FRB, FNBB & other	1,952	1,101	1,149	3,505	1,992	7,707	5,757
Gain (loss) on SBA loans	686	291	355	241	75	1,573	566
Gain (loss) on branches, equipment and
other assets, net	35	12	(129)	79	(25)	(3)	(120)
Gain (loss) on OREO, net	159	334	58	206	114	757	2,401
Gain (loss) on securities, net	(2)	-	-	-	-	(2)	-
Other income	2,481	1,500	2,094	2,494	2,726	8,569	11,889

Total non-interest income	28,029	24,749	23,066	23,672	23,507	99,516	102,832

Non-interest expense
Salaries and employee benefits	38,446	39,919	37,976	37,836	36,230	154,177	143,545
Occupancy and equipment	8,729	9,047	8,853	8,823	8,310	35,452	33,960
Data processing expense	4,294	4,059	3,838	3,970	3,642	16,161	14,428
Other operating expenses	19,873	14,739	16,957	18,428	23,090	69,997	72,070

Total non-interest expense	71,342	67,764	67,624	69,057	71,272	275,787	264,003

Income before income taxes	96,470	99,962	95,104	94,085	92,517	385,621	395,520
Income tax expense	23,208	27,199	22,940	22,735	21,487	96,082	95,117
Net income	$73,262	$72,763	$72,164	$71,350	$71,030	$289,539	$300,403

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Year Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
(Dollars and shares in thousands, except per share data)	2019	2019	2019	2019	2018	2019	2018

PER SHARE DATA

Diluted earnings per common share	$0.44	$0.44	$0.43	$0.42	$0.41	$1.73	$1.73
Diluted earnings per common share, as adjusted, excluding special dividend from equity investment, outsourced special project expense, FDIC Small Bank Assessment Credit, Florida tax savings, BOLI redemption tax, merger expenses & hurricane expenses (non-GAAP)(1)	0.44	0.44	0.43	0.42	0.44	1.73	1.75
Basic earnings per common share	0.44	0.44	0.43	0.42	0.41	1.73	1.73
Dividends per share - common	0.1300	0.1300	0.1300	0.1200	0.1200	0.5100	0.4600
Book value per common share	15.10	14.80	14.46	14.04	13.76	15.10	13.76
Tangible book value per common share (non-GAAP)(1)	9.12	8.83	8.50	8.10	7.90	9.12	7.90

STOCK INFORMATION

Average common shares outstanding	166,696	167,178	167,791	169,592	173,023	167,804	173,657
Average diluted shares outstanding	166,696	167,178	167,791	169,592	173,311	167,804	174,124
End of period common shares outstanding	166,373	166,860	167,466	168,173	170,720	166,373	170,720

ANNUALIZED PERFORMANCE METRICS

Return on average assets	1.94%	1.93%	1.92%	1.92%	1.90%	1.93%	2.06%
Return on average assets excluding special dividend from equity investment, outsourced special project expense, FDIC Small Bank Assessment Credit, Florida tax savings, BOLI redemption tax, merger expenses & hurricane expenses (ROA, as adjusted) (non-GAAP)(1)	1.94%	1.96%	1.92%	1.92%	2.03%	1.94%	2.10%
Return on average assets excluding intangible amortization (non-GAAP)(1)	2.12%	2.10%	2.09%	2.09%	2.07%	2.10%	2.25%
Return on average common equity	11.71%	11.84%	12.18%	12.34%	12.05%	12.01%	13.17%
Return on average common equity excluding special dividend from equity investment, outsourced special project expense, FDIC Small Bank Assessment Credit, Florida tax savings, BOLI redemption tax, merger expenses & hurricane expenses: (ROE, as adjusted) (non-GAAP)(1)	11.68%	12.08%	12.22%	12.34%	12.86%	12.07%	13.38%
Return on average tangible common equity (non-GAAP)(1)	19.55%	20.04%	21.01%	21.53%	21.08%	20.49%	23.25%
Return on average tangible common equity excluding intangible amortization (non-GAAP)(1)	19.86%	20.36%	21.35%	21.88%	21.43%	20.83%	23.62%
Return on average tangible common equity excluding special dividend from equity investment, outsourced special project expense, FDIC Small Bank Assessment Credit, Florida tax savings, BOLI redemption tax, merger expenses & hurricane expenses: (ROTCE, as adjusted) (non-GAAP)(1)	19.51%	20.45%	21.08%	21.53%	22.50%	20.60%	23.62%
Efficiency ratio	41.26%	39.16%	39.93%	41.01%	42.18%	40.34%	38.48%
Efficiency ratio, as adjusted (non-GAAP)(1)	41.14%	40.60%	39.92%	40.52%	38.28%	40.55%	37.64%
Net interest margin - FTE	4.24%	4.32%	4.28%	4.30%	4.30%	4.29%	4.42%
Fully taxable equivalent adjustment	$1,322	$1,247	$1,319	$1,367	$1,412	$5,255	$5,513
Total revenue (net)	167,812	167,726	164,053	163,142	163,789	662,733	663,845
Total purchase accounting accretion	9,133	8,462	9,240	9,055	9,432	35,890	41,455
Average purchase accounting loan discounts	91,869	112,623	122,197	131,596	141,244	114,521	152,948

OTHER OPERATING EXPENSES

Advertising	$1,340	$1,201	$1,095	$1,051	$1,214	$4,687	$4,472
Merger and acquisition expenses	-	-	-	-	6,013	-	6,013
Amortization of intangibles	1,565	1,587	1,587	1,586	1,587	6,325	6,455
Electronic banking expense	1,870	1,901	1,851	1,903	1,969	7,525	7,622
Directors' fees	396	380	392	434	319	1,602	1,281
Due from bank service charges	289	272	282	238	289	1,081	1,003
FDIC and state assessment	1,635	(532)	1,655	1,710	1,869	4,468	8,558
Hurricane expense	-	-	-	897	470	897	470
Insurance	790	698	661	697	737	2,846	3,100
Legal and accounting	1,633	1,414	989	981	1,151	5,017	3,548
Other professional fees	3,189	1,906	2,306	2,812	1,465	10,213	6,453
Operating supplies	469	511	505	536	510	2,021	2,222
Postage	327	320	293	326	325	1,266	1,303
Telephone	312	289	306	303	324	1,210	1,405
Other expense	6,058	4,792	5,035	4,954	4,848	20,839	18,165

Total other operating expenses	$19,873	$14,739	$16,957	$18,428	$23,090	$69,997	$72,070

(1) Calculation of this metric and the reconciliation to GAAP are included in the schedules accompanying this release.

Home BancShares, Inc.
Selected Financial Information
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2019	2019	2019	2019	2018

BALANCE SHEET RATIOS

Total loans to total deposits	96.38%	97.51%	97.41%	99.20%	101.58%
Common equity to assets	16.71%	16.57%	15.84%	15.56%	15.36%
Tangible common equity to tangible assets (non-GAAP)(1)	10.80%	10.59%	9.96%	9.60%	9.43%

LOANS RECEIVABLE

Real estate
Commercial real estate loans
Non-farm/non-residential	$4,412,769	$4,375,970	$4,495,558	$4,623,174	$4,806,684
Construction/land development	1,776,689	1,827,454	1,930,838	1,649,303	1,546,035
Agricultural	88,400	87,087	85,045	76,092	76,433
Residential real estate loans
Residential 1-4 family	1,819,221	1,808,099	1,852,784	1,947,119	1,975,586
Multifamily residential	488,278	498,079	523,789	538,098	560,475
Total real estate	8,585,357	8,596,689	8,888,014	8,833,786	8,965,213
Consumer	511,909	469,741	455,554	448,093	443,105
Commercial and industrial	1,528,003	1,479,724	1,515,357	1,505,773	1,476,331
Agricultural	63,644	90,343	80,621	58,966	48,562
Other	180,797	135,449	113,583	132,317	138,668
Loans receivable	$10,869,710	$10,771,946	$11,053,129	$10,978,935	$11,071,879
	-	-	-	-	-
Discount for credit losses on purchased loans	$58,719	$89,615	$98,672	$106,617	$113,648
Purchased loans, net of discount for credit losses on purchased loans	1,985,241	2,227,386	2,469,579	2,712,315	2,900,284

ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$104,304	$106,066	$106,357	$108,791	$110,191
Loans charged off	2,631	2,302	2,279	3,391	1,814
Recoveries of loans previously charged off	449	540	663	957	414
Net loans (recovered)/charged off	2,182	1,762	1,616	2,434	1,400
Provision for loan losses	-	-	1,325	-	-
Balance, end of period	$102,122	$104,304	$106,066	$106,357	$108,791
	-	-	-	-	-
Net (recoveries) charge-offs to average total loans	0.08%	0.06%	0.06%	0.09%	0.05%
Allowance for loan losses to total loans	0.94%	0.97%	0.96%	0.97%	0.98%

NON-PERFORMING ASSETS

Non-performing loans
Non-accrual loans	$47,607	$48,640	$52,841	$49,616	$47,083
Loans past due 90 days or more	7,238	9,964	9,961	14,577	17,159
Total non-performing loans	54,845	58,604	62,802	64,193	64,242
Other non-performing assets
Foreclosed assets held for sale, net	9,143	8,639	13,734	14,466	13,236
Other non-performing assets	447	447	947	947	497
Total other non-performing assets	9,590	9,086	14,681	15,413	13,733
Total non-performing assets	$64,435	$67,690	$77,483	$79,606	$77,975

Allowance for loan losses for loans to non-performing loans	186.20%	177.98%	168.89%	165.68%	169.35%
Non-performing loans to total loans	0.50%	0.54%	0.57%	0.58%	0.58%
Non-performing assets to total assets	0.43%	0.45%	0.51%	0.52%	0.51%

(1) Calculation of this metric and the reconciliation to GAAP is included in the schedules accompanying this release.

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2019			September 30, 2019
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$234,159	$949	1.61%	$213,671	$1,068	1.98%
Federal funds sold	1,158	5	1.71%	1,442	8	2.20%
Investment securities - taxable	1,710,192	9,707	2.25%	1,705,647	10,343	2.41%
Investment securities - non-taxable - FTE	376,613	4,285	4.51%	370,376	4,139	4.43%
Loans receivable - FTE	10,866,386	161,508	5.90%	10,944,638	167,771	6.08%
Total interest-earning assets	13,188,508	176,454	5.31%	13,235,774	183,329	5.50%
Non-earning assets	1,755,860			1,757,458
Total assets	$14,944,368			$14,993,232

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,792,252	$17,406	1.02%	$6,629,491	$19,615	1.17%
Time deposits	2,025,032	9,417	1.84%	2,014,630	9,951	1.96%
Total interest-bearing deposits	8,817,284	26,823	1.21%	8,644,121	29,566	1.36%
Federal funds purchased	6,684	33	1.96%	4,801	21	1.74%
Securities sold under agreement to repurchase	159,719	652	1.62%	143,628	628	1.73%
FHLB borrowed funds	562,963	2,686	1.89%	748,577	3,683	1.95%
Subordinated debentures	369,462	5,155	5.54%	369,269	5,207	5.59%
Total interest-bearing liabilities	9,916,112	35,349	1.41%	9,910,396	39,105	1.57%
Non-interest bearing liabilities
Non-interest bearing deposits	2,433,384			2,530,664
Other liabilities	112,466			114,352
Total liabilities	12,461,962			12,555,412
Shareholders' equity	2,482,406			2,437,820
Total liabilities and shareholders' equity	$14,944,368			$14,993,232
Net interest spread			3.90%			3.93%
Net interest income and margin - FTE		$141,105	4.24%		$144,224	4.32%

Home BancShares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Year Ended
	December 31, 2019			December 31, 2018
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate

ASSETS
Earning assets
Interest-bearing balances due from banks	$254,548	$5,188	2.04%	$265,071	$4,649	1.75%
Federal funds sold	1,421	34	2.39%	2,876	33	1.15%
Investment securities - taxable	1,663,512	41,406	2.49%	1,542,188	36,833	2.39%
Investment securities - non-taxable - FTE	379,232	17,026	4.49%	386,790	17,434	4.51%
Loans receivable - FTE	10,961,599	659,589	6.02%	10,618,796	631,932	5.95%
Total interest-earning assets	13,260,312	723,243	5.45%	12,815,721	690,881	5.39%
Non-earning assets	1,768,188			1,751,492
Total assets	$15,028,500			$14,567,213

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$6,674,493	$77,194	1.16%	$6,418,186	$58,199	0.91%
Time deposits	1,972,040	36,910	1.87%	1,645,986	21,390	1.30%
Total interest-bearing deposits	8,646,533	114,104	1.32%	8,064,172	79,589	0.99%
Federal funds purchased	2,895	54	1.87%	31	1	3.23%
Securities sold under agreement to repurchase	149,665	2,544	1.70%	148,327	1,822	1.23%
FHLB borrowed funds	848,969	17,209	2.03%	1,180,897	22,354	1.89%
Subordinated debentures	369,175	20,860	5.65%	368,409	20,589	5.59%
Total interest-bearing liabilities	10,017,237	154,771	1.55%	9,761,836	124,355	1.27%
Non-interest bearing liabilities
Non-interest bearing deposits	2,489,254			2,464,024
Other liabilities	111,156			60,298
Total liabilities	12,617,647			12,286,158
Shareholders' equity	2,410,853			2,281,055
Total liabilities and shareholders' equity	$15,028,500			$14,567,213
Net interest spread			3.90%			4.12%
Net interest income and margin - FTE		$568,472	4.29%		$566,526	4.42%

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended						Year Ended
(Dollars and shares in thousands,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Dec. 31,	Dec. 31,
except per share data)	2019	2019	2019	2019	2018		2019	2018

EARNINGS, AS ADJUSTED

GAAP net income available to common shareholders (A)	$73,262	$72,763	$72,164	$71,350	$71,030		$289,539	$300,403
Pre-tax adjustments
FDIC Small Bank Assessment Credit	-	(2,291)	-	-	-		(2,291)	-
Special dividend from equity investment	(861)	-	-	(2,134)	-		(2,995)	-
Merger and acquisition expenses	-	-	-	-	6,013		-	6,013
Hurricane expenses	-	-	-	897	470		897	470
Outsourced special project expense	631	-	-	900	-		1,531	-
Total pre-tax adjustments	(230)	(2,291)	-	(337)	6,483		(2,858)	6,483
Tax-effect of adjustments	(59)	(592)	-	(87)	1,694		(738)	1,694
Adjustments after-tax	(171)	(1,699)	-	(250)	4,789	-	(2,120)	4,789
Florida tax savings	-	(497)	252	245	-		-	-
BOLI redemption tax	-	3,667	-	-	-		3,667	-
Total adjustments after-tax (B)	(171)	1,471	252	(5)	4,789	-	1,547	4,789
Earnings, as adjusted (C)	$73,091	$74,234	$72,416	$71,345	$75,819		$291,086	$305,192

Average diluted shares outstanding (D)	166,696	167,178	167,791	169,592	173,311		167,804	174,124

GAAP diluted earnings per share: (A/D)	$0.44	$0.44	$0.43	$0.42	$0.41		$1.73	$1.73
Adjustments after-tax: (B/D)	-	-	-	-	0.03		-	0.02
Diluted earnings per common share excluding special dividend from equity investment, outsourced special project expense, FDIC Small Bank Assessment Credit, Florida tax savings, BOLI redemption tax, merger expenses & hurricane expenses: (C/D)	$0.44	$0.44	$0.43	$0.42	$0.44		$1.73	$1.75

ANNUALIZED RETURN ON AVERAGE ASSETS

Return on average assets: (A/E)	1.94%	1.93%	1.92%	1.92%	1.90%		1.93%	2.06%
Return on average assets excluding special dividend from equity investment, outsourced special project expense, FDIC Small Bank Assessment Credit, Florida tax savings, BOLI redemption tax, merger expenses & hurricane expenses: (ROA, as adjusted) ((A+D)/E)	1.94%	1.96%	1.92%	1.92%	2.03%		1.94%	2.10%
Return on average assets excluding intangible amortization: ((A+C)/(E-F))	2.12%	2.10%	2.09%	2.09%	2.07%		2.10%	2.25%

GAAP net income available to common shareholders (A)	$73,262	$72,763	$72,164	$71,350	$71,030		$289,539	$300,403
Amortization of intangibles (B)	1,565	1,587	1,587	1,586	1,587		6,325	6,455
Amortization of intangibles after-tax (C)	1,161	1,177	1,177	1,177	1,172		4,692	4,768
Adjustments after-tax (D)	(171)	1,471	252	(5)	4,789		1,547	4,789
Average assets (E)	14,944,368	14,993,232	15,098,600	15,079,672	14,838,979		15,028,500	14,567,213
Average goodwill, core deposits & other intangible assets (F)	995,721	997,309	998,898	1,000,494	1,002,070		998,090	989,033

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Quarter Ended					Year Ended
(Dollars and shares in thousands,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
except per share data)	2019	2019	2019	2019	2018	2019	2018

ANNUALIZED RETURN ON AVERAGE COMMON EQUITY

Return on average common equity: (A/D)	11.71%	11.84%	12.18%	12.34%	12.05%	12.01%	13.17%
Return on average common equity excluding special dividend from equity investment, outsourced special project expense, FDIC Small Bank Assessment Credit, Florida tax savings, BOLI redemption tax, merger expenses & hurricane expenses: (ROE, as adjusted) ((A+C)/D)	11.68%	12.08%	12.22%	12.34%	12.86%	12.07%	13.38%
Return on average tangible common equity: (A/(D-E))	19.55%	20.04%	21.01%	21.53%	21.08%	20.49%	23.25%
Return on average tangible common equity excluding intangible amortization: (B/(D-E))	19.86%	20.36%	21.35%	21.88%	21.43%	20.83%	23.62%
Return on average tangible common equity excluding special dividend from equity investment, outsourced special project expense, FDIC Small Bank Assessment Credit, Florida tax savings, BOLI redemption tax, merger expenses & hurricane expenses: (ROTCE, as adjusted) ((A+C)/(D-E))	19.51%	20.45%	21.08%	21.53%	22.50%	20.60%	23.62%

GAAP net income available to common shareholders (A)	$73,262	$72,763	$72,164	$71,350	$71,030	$289,539	$300,403
Earnings excluding intangible amortization (B)	74,423	73,940	73,341	72,527	72,202	294,231	305,171
Adjustments after-tax (C)	(171)	1,471	252	(5)	4,789	1,547	4,789
Average common equity (D)	2,482,406	2,437,820	2,376,718	2,344,657	2,338,802	2,410,853	2,281,055
Average goodwill, core deposits & other intangible assets (E)	995,721	997,309	998,898	1,000,494	1,002,070	998,090	989,033

EFFICIENCY RATIO

Efficiency ratio: ((C-E)/(A+B+D))	41.26%	39.16%	39.93%	41.01%	42.18%	40.34%	38.48%
Efficiency ratio, as adjusted: ((C-E-G)/(A+B+D-F))	41.14%	40.60%	39.92%	40.52%	38.28%	40.55%	37.64%
						-	-
Net interest income (A)	$139,783	$142,977	$140,987	$139,470	$140,282	$563,217	$561,013
Non-interest income (B)	28,029	24,749	23,066	23,672	23,507	99,516	102,832
Non-interest expense (C)	71,342	67,764	67,624	69,057	71,272	275,787	264,003
Fully taxable equivalent adjustment (D)	1,322	1,247	1,319	1,367	1,412	5,255	5,513
Amortization of intangibles (E)	1,565	1,587	1,587	1,586	1,587	6,325	6,455

Adjustments:
Non-interest income:
Special dividend from equity investment	$861	$-	$-	$2,134	$-	$2,995	$-
Gain (loss) on OREO	159	334	58	206	114	757	2,401
Gain (loss) on branches, equipment and other assets, net	35	12	(129)	79	(25)	(3)	(120)
Gain (loss) on securities	(2)	-	-	-	-	(2)	-
Total non-interest income adjustments (F)	$1,053	$346	$(71)	$2,419	$89	$3,747	$2,281

Non-interest expense:
FDIC Small Bank Assessment Credit	$-	$(2,291)	$-	$-	$-	$(2,291)	$-
Merger Expenses	-	-	-	-	6,013	-	6,013
Hurricane damage expense	-	-	-	897	470	897	470
Outsourced special project expense	631	-	-	900	-	1,531	-
Total non-interest expense adjustments (G)	$631	$(2,291)	$-	$1,797	$6,483	$137	$6,483

Home BancShares, Inc.
Non-GAAP Reconciliations
(Unaudited)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(Dollars in thousands)	2019	2019	2019	2019	2018

TANGIBLE BOOK VALUE PER COMMON SHARE

Book value per common share: (A/B)	$15.10	$14.80	$14.46	$14.04	$13.76
Tangible book value per common share: ((A-C-D)/B)	9.12	8.83	8.50	8.10	7.90

Total stockholders' equity (A)	$2,511,531	$2,469,389	$2,421,406	$2,361,484	$2,349,886
End of period common shares outstanding (B)	166,373	166,860	167,466	168,173	170,720
Goodwill (C)	$958,408	$958,408	$958,408	$958,408	$958,408
Core deposit and other intangibles (D)	36,572	38,136	39,723	41,310	42,896

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS

Equity to assets: (B/A)	16.71%	16.57%	15.84%	15.56%	15.36%
Tangible common equity to tangible assets: ((B-C-D)/(A-C-D))	10.80%	10.59%	9.96%	9.60%	9.43%

Total assets (A)	$15,032,047	$14,901,935	$15,287,575	$15,179,501	$15,302,438
Total stockholders' equity (B)	2,511,531	2,469,389	2,421,406	2,361,484	2,349,886
Goodwill (C)	958,408	958,408	958,408	958,408	958,408
Core deposit and other intangibles (D)	36,572	38,136	39,723	41,310	42,896